PRESS RELEASE

FOR IMMEDIATE RELEASE

Contact:

Jessica Hatfield	February 2010
Communications Director
Clenergen Corporation

Tel: 0044 (0)207 739 0028
Fax: 0044 (0)207 657 3275
www.clenergen.com

CLENERGEN CORPORATION (OTC BB: CRGE) ELECTS MIKE STARKIE, FORMER BP GLOBAL
CHIEF ACCOUNTANT AS PRESIDENT AND CHIEF FINANCIAL OFFICER

Chief Executive Mark Quinn announced today the appointment of Mike Starkie as  President  and  CFO of  Clenergen Corporation. Mike Starkie replaces Dale Shepherd as Chief Financial Officer

Mike Starkie is the former Chief Accountant of BP from 1994 to, December 2009

Mike started his career, after a degree in Philosophy and Political and Social Science from Cambridge University, with Price Waterhouse where he qualified in 1974.

Mike moved to BP in 1976, and spent the next two decades in a variety of financial jobs in BP businesses and offices in Hamburg, Düsseldorf, Brussels and London.

As Chief Accountant, Mike played a leading role in BP’s mergers and acquisitions. He was responsible for the Group’s financial statements (including US corporate) and for the Group’s US SEC filings (20Fs and 6Ks), compliance with other financial reporting requirements, and for providing accounting advice to BP’s businesses, accounting network and directors.

Mike sits on several intergovernmental and institutional boards acting as professional advisor and chair. His expertise is used on the CBI Financial Reporting panel of which he is Chairman and also in advising the European Commission on the adoption of International Reporting Standards and Interpretations on the European Financial Reporting Advisory Group (EFRAG) and the Technical Expert Group

Mark Quinn CEO of Clenergen Corporation said “We welcome Mr Starkie as our new President and recognize his skills and expertise further strengthens the management and Board of Clenergen Corporation and will be of considerable value to the Company”

About Clenergen Corporation

Clenergen Corporation is a publicly listed company on the OTC stock market (symbol CRGE). Clenergen develops Clean Energy Generation projects to address the requirement for renewable and sustainable supplies of electricity. Clenergen installs and operates Distribution Environmental Power Systems (DEPS) and applies Plant Science to the cultivation of proprietary biomass feedstock’s in order to provide sustainable supplies of clean energy to regional, independent clients and national grids. www.clenergen.com

PRESS RELEASE

Notice Regarding Forward-Looking Statements

This current report contains "forward-looking statements," as that term is defined in Section 27A of the United States Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Statements in this press release which are not purely historical are forward-looking statements and include any statements regarding beliefs, plans, expectations or intentions regarding the future, including but not limited to our ability to complete the acquisition and establish our company as one of the leading biomass power general companies globally.

Actual results could differ from those projected in any forward-looking statements due to numerous factors. Such factors include, among others, the inherent uncertainties associated with clean technologies; changes in the operating costs and changes in economic conditions and conditions in clean technologies. These forward-looking statements are made as of the date of this news release, and we assume no obligation to update the forward-looking statements, or to update the reasons why actual results could differ from those projected in the forward-looking statements. Although we believe that the beliefs, plans, expectations and intentions contained in this press release are reasonable, there can be no assurance those beliefs, plans, expectations or intentions will prove to be accurate. Investors should consult all of the information set forth herein and should also refer to the risk factors disclosure outlined in our current and periodic reports filed from time-to-time with the Securities and Exchange Commission.